Exhibit 99.2

Gran Tierra UK Limited

(Formerly i3 Energy Plc)

unaudited Condensed consolidated
interim financial statements

for the Three and Nine months
Ended 30 September 2024

1

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

Gran Tierra UK Limited (formerly i3 Energy plc)	2

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

Financial Statements

Condensed Consolidated Statement of Comprehensive Income

		Three-months Ended		Nine-months Ended
	Notes	30 Sept 2024	30 Sept 2023	30 Sept 2024	30 Sept 2023
		£’000 (unaudited)	£’000 (unaudited)	£’000 (unaudited)	£’000 (unaudited)
Revenue	4	22,334	37,220	82,662	112,709
Production costs		(13,343)	(16,704)	(46,854)	(53,141)
Gain / (loss) on risk management contracts	14	6,486	(7,756)	5,027	(4,413)
Depreciation and depletion	8	(8,088)	(9,496)	(24,748)	(28,906)
Gross profit		7,389	3,264	16,087	26,249
Administrative expenses		(2,892)	(2,792)	(9,137)	(6,875)
Transaction costs		(1,276)	–	(1,276)	–
(Loss) / gain on asset dispositions	8	(3)	–	15,776	–
Operating profit		3,218	472	21,450	19,374
Finance income		81	163	369	412
Finance costs	5	(884)	(2,792)	(3,999)	(7,474)
Profit / (loss) before tax		2,415	(2,157)	17,820	12,312
Tax charge	6	(1,206)	(323)	(8,242)	(3,848)
Profit / (loss) for the period		1,209	(2,480)	9,578	8,464

Other comprehensive loss:

Items that may be reclassified subsequently to profit or loss:
Foreign exchange differences on translation of foreign operations		(5,001)	2,838	(8,675)	(1,611)
Other comprehensive loss, net of tax		(5,001)	2,838	(8,675)	(1,611)

Total comprehensive (loss) / income		(3,792)	358	903	6,853

Earnings per share		Pence	Pence	Pence	Pence
Earnings / (loss) per share – basic	7	0.10	(0.20)	0.80	0.71
Earnings / (loss) per share – diluted	7	0.10	(0.20)	0.79	0.70

All operations are continuing.

The accompanying notes form an integral part of these interim financial statements.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

Condensed Consolidated Statement of Financial Position

	Notes	30 Sept 2024	31 Dec 2023
		£’000 (unaudited)	£’000 (audited)
Non-current assets
Property, plant & equipment	8	183,526	205,667
Exploration and evaluation assets	9	61,813	63,133
Other non-current assets	12	929	–
Total non-current assets		246,268	268,800
Current assets
Cash and cash equivalents		6,068	23,507
Trade and other receivables	10	18,745	20,534
Income taxes receivable		853	205
Risk management contracts	14	4,793	1,701
Inventory		1,298	1,847
Total current assets		31,757	47,794
Current liabilities
Trade and other payables	11	(27,380)	(27,640)
Risk management contracts	14	(304)	(136)
Borrowings and leases	12	(127)	(14,001)
Decommissioning provision	13	(3,609)	(3,244)
Total current liabilities		(31,420)	(45,021)
Net current (liabilities) / assets		337	2,773
Non-current liabilities
Borrowings and leases	12	(45)	(20,568)
Decommissioning provision	13	(76,445)	(78,109)
Deferred tax liability	6	(14,194)	(9,817)
Other non-current liabilities		(680)	(84)
Total non-current liabilities		(91,364)	(108,578)

Net assets		155,241	162,995
Capital and reserves
Ordinary shares	15	120	120
Deferred shares	15	50	50
Share premium	15	–	–
Share-based payment reserve	16	7,487	6,892
Foreign currency translation reserve		(4,845)	3,830
Capital reorganisation reserve	15	–	–
Retained earnings		152,429	152,103
Shareholders’ funds		155,241	162,995

The accompanying notes form an integral part of these interim financial statements.

These condensed consolidated financial statements of Gran Tierra UK Limited (formerly i3 Energy plc), company number 10699593, were approved by the Board of Directors and authorized for issue on 18 December 2024. Signed on behalf of the Board of Directors by Pedro Zutara – Director.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

Condensed Consolidated Statement of Changes in Equity

		Ordinary shares	Share premium	Deferred shares	Share-based payment reserve	Warrants - LN	Foreign currency translation reserve	Retained earnings	Total (unaudited)
	Notes	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000
Balance at 1 January 2023		119	48,646	50	6,311	2,045	8,052	99,523	164,746
Total comprehensive income for the period		–	–	–	–	–	(1,611)	8,464	6,853
Transactions with owners:
Exercise of options		–	13	–	–	–	–	–	13
Exercise of warrants		1	2,045	–	–	(2,045)	–	–	1
Share-based payment expense		–	–	–	475	–	–	–	475
Dividends declared in the period		–	–	–	–	–	–	(10,215)	(10,215)
Balance at 30 September 2023		120	50,704	50	6,786	–	6,441	97,772	161,873

Balance at 1 January 2024		120	–	50	6,892	–	3,830	152,103	162,995
Total comprehensive income for the period		–	–	–	–	–	(8,675)	9,578	903
Transactions with owners:
Share-based payment expense	16	–	–	–	595	–	–	–	595
Dividends declared in the period	15	–	–	–	–	–	–	(9,252)	(9,252)
Balance at 30 September 2024		120	–	50	7,487	–	(4,845)	152,429	155,241

The following describes the nature and purpose of each reserve within equity:

Reserve	Description and purpose
Ordinary shares	Represents the nominal value of shares issued
Share premium account	Amount subscribed for share capital in excess of nominal value
Deferred shares	Represents the nominal value of shares issued, the shares have full capital distribution (including on wind up) rights and do not confer any voting or dividend rights, or any of redemption
Share-based payment reserve	Represents the accumulated balance of share-based payment charges recognised in respect of share options granted by the Company less transfers to retained earnings in respect of options exercised or cancelled/lapsed
Warrants – LNs	Represents the accumulated balance of share-based payment charges recognised in respect of warrants granted by the Company in respect to warrants granted to the loan note holders
Foreign currency translation reserve	Exchange differences arising on consolidating the assets and liabilities of the Group’s non-Pound Sterling functional currency operations (including comparatives) recognised through the Consolidated Statement of Other Comprehensive Income
Capital reorganisation reserve	Represents the offset for the deferred shares and share premium arising on the bonus issuance of the capital reduction deferred shares on 15 April 2024.
Retained earnings	Cumulative net gains and losses recognised in the Consolidated Statement of Comprehensive Income

The accompanying notes form an integral part of these interim financial statements.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

Condensed Consolidated Statement of Cash Flow

		Three-Months Ended		Nine-Months Ended
	Notes	30 Sept 2024	30 Sept 2023	30 Sept 2024	30 Sept 2023
		£’000 (unaudited)	£’000 (unaudited)	£’000 (unaudited)	£’000 (unaudited)
OPERATING ACTIVITIES
Profit before tax		2,415	(2,157)	17,820	12,312
Adjustments for:
Depreciation and depletion	8	8,088	9,496	24,748	28,906
Loss / (gain) on asset dispositions		3	–	(15,776)	–
Finance costs	5	884	2,792	3,999	7,474
Unrealised (gain) / loss on risk management contracts	14	(4,479)	6,026	(3,168)	5,698
Unrealised FX (gain) / loss		218	18	(190)	3
Share-based payments expense - employees (including NEDs)	16	156	165	595	475
Expenditure on decommissioning assets		(1,161)	(603)	(2,209)	(2,524)
Current tax expense	6	(316)	(2,151)	(3,050)	(7,597)
Changes in non-cash working capital – operating activities	19	(1,515)	(4,920)	1,093	(11,787)
Net cash from operating activities		4,293	8,666	23,862	32,960
INVESTING ACTIVITIES
Acquisitions		(58)	–	(58)	(13)
Additions to property, plant & equipment		(9,940)	(1,269)	(13,925)	(16,494)
Disposal of property, plant & equipment		13	263	17,969	263
Disposal of E&E assets		–	–	1,234	–
Additions to E&E assets		(24)	(19)	(385)	(1,219)
Tax credit for R&D expenditure	6	–	–	–	184
Changes in non-cash working capital – investing activities	19	6,361	1,220	933	(9,509)
Net cash used in investing activities		(3,648)	195	5,768	(26,788)
FINANCING ACTIVITIES
Exercise of warrants and options		–	–	–	14
Repayment of H1-2019 LN facility		–	–	–	(28,856)
Issuance of Debt Facility	12	–	–	–	44,481
Repayment of Debt Facility	12	–	(3,708)	(35,272)	(4,946)
Net draw on Credit Facility	12	–	–	–	–
Payment of deferred finance costs	12	–	–	(1,307)	(2,039)
Interest and other finance charges paid	5	(83)	(1,019)	(1,079)	(2,585)
Lease payments	12	–	–	(60)	–
Dividends declared	15	(3,084)	–	(9,252)	(10,215)
Changes in non-cash working capital – financing activities	19	–	(8)	–	(1,758)
Net cash used in financing activities		(3,167)	(4,735)	(46,970)	(5,904)
Effect of exchange rate changes on cash		(212)	523	(99)	503
Net Decrease in cash and cash equivalents		(2,734)	4,649	(17,439)	771
Cash and cash equivalents, opening		8,802	12,682	23,507	16,560
CASH AND CASH EQUIVALENTS, CLOSING		6,068	17,331	6,068	17,331

Additional cash flow information is provided in note 19. The accompanying notes form an integral part of these interim financial statements.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

Notes to the Condensed Consolidated Interim Financial Statements

1	Summary of significant accounting policies

General Information and Authorisation of Financial Statements

Gran Tierra UK Limited (formerly i3 Energy plc) (“the Company”) is a Private Company, limited by shares, registered in England and Wales under the Companies Act 2006 with registered number 10699593. The Company’s ordinary shares were traded on the Toronto Stock Exchange and the AIM Market operated by the London Stock Exchange prior to the acquisition by Gran Tierra Energy Inc., as discussed in note 20. The address of the Company’s registered office is 100 Longwater Avenue, Green Park, Reading, Berkshire, RG2 6GP.

The Company and its subsidiaries (together, “the Group”) principal activities consist of oil and gas production in the Western Canadian Sedimentary Basin (“WCSB”) and of the appraisal and development of oil and gas assets on the UK Continental Shelf (“UKCS”).

2	Basis of preparation

The condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’ (“IAS 34”) and the AIM rules. These condensed consolidated interim financial statements have been prepared using the accounting policies that were applied in the Group’s statutory financial statements for the year ended 31 December 2023 and are expected to be applied in the preparation of the financial statements for the year ending 31 December 2024. The condensed interim financial statements should be read in conjunction with the annual financial statements for the year ended 31 December 2023, which have been prepared in accordance with UK adopted international accounting standards (“IFRS”), and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

The reports for the three and nine months ended 30 September 2024 and 30 September 2023 are unreviewed, unaudited and do not constitute statutory accounts as defined by the Companies Act 2006. The financial statements for 31 December 2023 have been prepared and delivered to the Registrar of Companies. The auditor’s report for these financial statements was unqualified.

The financial information is presented in Pounds Sterling (£, GBP), which is the Company’s functional currency, and rounded to the nearest thousand unless otherwise stated. The functional currency of the Company’s UK subsidiary, Gran Tierra North Sea Limited (formerly i3 Energy North Sea Limited), is GBP, and the functional currency of its Canadian subsidiary, Gran Tierra Canada Ltd. (formerly i3 Energy Canada Ltd.), is CAD. A summary of period-average and period-end exchange rates is presented in the table below:

	Nine-months Ended 30 Sept 2024	Nine-months Ended 30 Sept 2023
Period-average GBP:CAD exchange rate	1.7371	1.6736
Period-end GBP:CAD exchange rate	1.8121	1.6504

In preparing these interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income, and expense. Actual results may differ from these estimates. The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty that could have a material impact on the condensed consolidated interim financial statements were the same as those disclosed in the Group’s statutory financial statements for the year ended 31 December 2023.

Going concern

The Group ended the period with cash and cash equivalents of £6.1 million and net current assets of £0.3 million. The Group’s debt primarily consists of the CAD 75.0 million Credit Facility which was undrawn and available to the Group as at 30 September 2024. During the nine months ended 30 September 2024, the Group generated £23.9 million of cash from operating activities.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

The Directors have given careful consideration to the appropriateness of the going concern assumption, including cash forecasts through the end of 2025, committed capital expenditure, and the principal risks and uncertainties faced by the Group. This assessment also considered various downside scenarios including a combined downside scenario with a 15% reduction in strip commodity prices and a production run rate of 80%, risks which are partially mitigated by the risk management contracts the Group currently has in place.

On 31 October 2024 Gran Tierra UK Limited (formerly i3 Energy plc) became a wholly owned subsidiary of Gran Tierra Energy Inc (“Gran Tierra”). Refer to note 20 for further details. Although the cash flow forecasts demonstrate that the Gran Tierra UK Limited is self-funding throughout the lookout period, the Gran Tierra Group has expressed its continued financial support through the going concern assessment period.

Following this review, the Directors are satisfied that the Group has sufficient resources to operate and to meet their commitments as they come due over the going concern period which considers at least 12 months from the date of approval of the condensed interim financial statements. Accordingly, the Directors continue to adopt the going concern basis in preparing the financial statements for the period ended 30 September 2024.

3	Segmental reporting

The Chief Operating Decision Maker (CODM) is the Board of Directors. They consider that the Group operates as two segments, as follows:

•	UK / Corporate – That of Corporate activities in the UK and oil and gas exploration, appraisal, and development on the UKCS.

•	Canada – That of oil and gas production in the WCSB.

Such components are identified on the basis of internal reports that the Board reviews regularly.

The following is an analysis of the Group’s revenue and results by reportable segment for the three months ended 30 September 2024:

	UK / Corporate £’000	Canada £’000	Total £’000
Revenue	–	22,334	22,334
Production costs	–	(13,343)	(13,343)
Loss on risk management contracts	–	6,486	6,486
Depreciation and depletion	(1)	(8,087)	(8,088)
Gross (loss) / profit	(1)	7,390	7,389
Administrative expenses	(837)	(2,055)	(2,892)
Transaction costs	(938)	(338)	(1,276)
Gain on asset dispositions	–	(3)	(3)
Operating (loss) / profit	(1,776)	4,994	3,218
Finance income	–	81	81
Finance costs	–	(884)	(884)
(Loss) / profit before tax	(1,776)	4,191	2,415
Tax charge for the period	(150)	(1,056)	(1,206)
(Loss) / profit for the period	(1,926)	3,135	1,209

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

3	Segmental reporting - continued

The following is an analysis of the Group’s revenue and results by reportable segment for the nine months ended 30 September 2024:

	UK / Corporate £’000	Canada £’000	Total £’000
Revenue	–	82,662	82,662
Production costs	–	(46,854)	(46,854)
Loss on risk management contracts	–	5,027	5,027
Depreciation and depletion	(3)	(24,745)	(24,748)
Gross (loss) / profit	(3)	16,090	16,087
Administrative expenses	(2,446)	(6,691)	(9,137)
Transaction costs	(938)	(338)	(1,276)
Gain on asset dispositions	–	15,776	15,776
Operating (loss) / profit	(3,387)	24,837	21,450
Finance income	–	369	369
Finance costs	(1,499)	(2,500)	(3,999)
(Loss) / profit before tax	(4,886)	22,706	17,820
Tax charge for the period	(2,720)	(5,522)	(8,242)
(Loss) / profit for the period	(7,606)	17,184	9,578

The timing of revenue recognition has been disclosed within Note 4.

The following is an analysis of the Group’s revenue and results by reportable segment for the three months ended 30 September 2023:

	UK / Corporate £’000	Canada £’000	Total £’000
Revenue	–	37,220	37,220
Production costs	–	(16,704)	(16,704)
Gain on risk management contracts	–	(7,756)	(7,756)
Depreciation and depletion	(1)	(9,495)	(9,496)
Gross (loss) / profit	(1)	3,265	3,264
Administrative expenses	(1,134)	(1,658)	(2,792)
Operating (loss) / profit	(1,135)	1,607	472
Finance income	–	163	163
Finance costs	(2,146)	(646)	(2,792)
(Loss) / profit before tax	(3,281)	1,124	(2,157)
Tax (charge) for the period	–	(323)	(323)
(Loss) / profit for the period	(3,281)	801	(2,480)

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

3	Segmental reporting - continued

The following is an analysis of the Group’s revenue and results by reportable segment for the nine months ended 30 September 2023:

	UK / Corporate £’000	Canada £’000	Total £’000
Revenue	–	112,709	112,709
Production costs	–	(53,141)	(53,141)
Gain on risk management contracts	–	(4,413)	(4,413)
Depreciation and depletion	(3)	(28,903)	(28,906)
Gross (loss) / profit	(3)	26,252	26,249
Administrative expenses	(2,444)	(4,431)	(6,875)
Operating (loss) / profit	(2,447)	21,821	19,374
Finance income	–	412	412
Finance costs	(5,124)	(2,350)	(7,474)
(Loss) / profit before tax	(7,571)	19,883	12,312
Tax credit / (charge) for the period	184	(4,032)	(3,848)
(Loss) / profit for the period	(7,387)	15,851	8,464

The following is an analysis of the Group’s assets and liabilities by reportable segment as at 30 September 2024 and the capital expenditure for the period then ended:

	UK / Corporate £’000	Canada £’000	Total £’000
Total assets	56,542	221,483	278,025
Total liabilities	(3,370)	(119,414)	(122,784)
Capital additions – E&E	385	–	385
Capital additions – PP&E	–	14,190	14,190

The following is an analysis of the Group’s assets and liabilities by reportable segment as at 31 December 2023 and the capital expenditure for the period then ended:

	UK / Corporate £’000	Canada £’000	Total £’000
Total assets	56,041	260,553	316,594
Total liabilities	(35,606)	(117,993)	(153,599)
Capital additions – E&E	275	1,006	1,281
Capital additions – PP&E	–	23,155	23,155

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

4	Revenue

All revenue is derived from contracts with customers and is comprised of the sale of oil and gas and processing income, net of royalties, as follows:

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Oil and condensate	18,961	24,729	60,563	73,579
Natural gas liquids	4,323	5,665	14,418	17,700
Natural gas	1,806	10,174	13,900	30,990
Royalty interest	106	656	824	2,176
Oil and gas sales	25,196	41,224	89,705	124,445
Royalties	(4,286)	(5,358)	(13,453)	(15,898)
Revenue from the sale of oil and gas	20,910	35,866	76,252	108,547
Processing income	1,442	1,354	4,613	4,055
Other operating income	(18)	–	1,797	107
Total revenue	22,334	37,220	82,662	112,709

Revenue from the sale of oil and natural gas liquids is recognised at the point in time when title transfers to the purchaser. Processing income is recognised at the time the service is rendered.

5	Finance costs

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Accretion of loan notes	–	–	–	1,615
Cash interest expense on loan notes	–	–	–	951
Accretion of decommissioning provision (Note 13)	642	649	1,891	2,057
Interest on Debt Facility (Note 12)	–	1,022	796	1,340
Interest on Credit Facility (Note 12)	–	–	101	–
Amortisation of deferred finance costs (Note 12)	160	300	1,673	393
Bank charges and interest on creditors	82	(3)	186	294
FX gain on Debt Facility	–	824	(648)	824
Total finance costs	884	2,792	3,999	7,474

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

6	Taxation

Taxation charge / (credit)

The below table reconciles the tax charge for the period to the expected tax charge based on the result for the period and the corporation tax rate.

	Nine-months Ended 30 Sept 2024 £’000	Nine-months Ended 30 Sept 2023 £’000
Profit before tax	17,820	12,312
Rate of Corporate Tax	23%	23%
Expected tax (credit) / charge	4,099	2,832
Effects of:
Interest and other expenses not deductible for SCT or EPL	–	1,155
Permanent differences	294	849
Foreign tax rate difference	(233)	(3,938)
Change in estimated pool balances	4	–
Derecognition of deferred tax asset	1,414	3,134
Deferred tax provision for future intercompany withholding tax	2,706	–
Foreign exchange impacts	(42)	–
R&D tax credit received	–	(184)
Total tax charge / (credit)	8,242	3,848

	Nine-months Ended 30 Sept 2024 £’000	Nine-months Ended 30 Sept 2023 £’000
Current tax charge	3,050	7,413
Deferred tax charge / (credit)	5,192	(3,565)
Total tax charge	8,242	3,848

The current tax charge of £3,050 thousand in the nine months ended 30 September 2024 resulted from taxable income in the Group’s Canadian subsidiary, i3 Canada, which was payable on instalment throughout 2023 and into the first half of 2024. In 2023 the Group received £184 thousand in R&D tax refunds in the UK in respect of the 2020 and 2021 fiscal years.

In 2022 the Energy Profits Levy (EPL) was introduced at a rate of 25% with effect from 26 May 2022, increased to 35% effective 1 January 2023, and further increased to 38% effective 1 November 2024. This, along with the Ring Fence Corporation Tax (RFCT) at 30% and the Supplementary Charge (SCT) of 10% brings the overall tax rate in the UK to 78%. The EPL will remain in effect until 31 March 2030. The Group will not be impacted by the EPL until such time as taxable profits are generated in the UK. The combined corporate rate of taxation in Canada remained unchanged at 23%.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

6	Taxation - continued

Deferred tax

The components of the net deferred tax asset and the movements during the period is summarised as follows:

	At 31 Dec 2023	Acquired during the period	Recognised in income	FX movement	At 30 Sept 2024
	£’000	£’000	£’000	£’000	£’000
UK:
Deferred tax assets:
Losses	38,367	–	809	–	39,176
Unrecognised deferred tax asset	(15,764)	–	(726)	–	(16,490)
Deferred tax liabilities:
Provision for future intercompany withholding tax	–	–	(2,706)	–	(2,706)
PP&E / E&E	(22,603)	–	(83)	–	(22,686)
Net deferred tax (liability)	–	–	(2,706)	–	(2,706)
Canada:
Deferred tax assets:
Decommissioning provision	18,711	–	1,103	(1,401)	18,413
Losses	–	–	–	–	–
Other	214	–	75	(18)	271
Unrecognised deferred tax asset	(3,771)	–	(365)	288	(3,848)
Deferred tax liabilities:		–
Risk management contracts	(360)	–	(729)	56	(1,033)
PP&E / E&E	(24,611)	–	(2,570)	1,890	(25,291)
Net deferred tax (liability)	(9,817)	–	(2,486)	815	(11,488)
Net deferred tax (liability)	(9,817)	–	(5,192)	815	(14,194)

Deferred tax assets of £16,490 thousand and £3,848 thousand have not been recognised in respect of tax losses and allowances in the UK and Canada, respectively, due to uncertainty over the availability of future taxable profits to offset these losses against. The unrecognised deferred tax asset in Canada relates to a portion of the Group’s successor mineral resource tax pools which can only be utilised against future income from certain properties acquired from Toscana in 2020.

The Group recognised a net deferred tax liability through a net deferred tax charge of £5,912 thousand for changes in net deductible temporary differences in the period, partially offset by £815 thousand for FX movements during the period. The deferred tax asset has been recognised in Canada to the extent that the Group anticipates probable future taxable profits against which the assets can be utilised. The deferred tax liability in the UK resulted from a deferred tax provision in Gran Tierra UK Limited for withholding taxes on intercompany dividends expected in the foreseeable future.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

6	Taxation - continued

	30 Sept 2024 £’000	31 Dec 2023 £’000
UK:
Taxable losses	42,818	39,233
Mineral extraction allowances	53,090	52,705
Total – UK	95,908	91,938

Canada:
Canadian exploration expense (CEE, deductible at 100% p.a.)	1,494	1,611
Canadian development expense (CDE, deductible at 30% p.a.)	31,058	33,502
Canadian oil and gas property expense (COGPE, deductible at 10% p.a.)	27,666	50,744
Undepreciated capital cost (UCC, deductible at 25% p.a.)	19,031	20,194
Other (deductible at various rates p.a.)	1,946	930
Total – Canada	81,195	106,981

7	Earnings per share

From continuing operations

Basic earnings or loss per share is calculated as profit for the period, divided by the weighted average number of ordinary shares, adjusted for any bonus element.

Diluted earnings or loss per share amounts are calculated by dividing profits or losses for the period attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the period, plus the weighted average number of shares that would be issued on the conversion of dilutive potential ordinary shares into ordinary shares.

The calculation of the basic and diluted earnings per share is based on the following data:

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Earnings
Earnings for the purposes of basic and diluted earnings per share being net earnings attributable to owners of the Group	1,209	(2,480)	9,578	8,464

Weighted average number of shares
Weighted average number of Ordinary Shares – basic	1,202,447,663	1,201,874,464	1,202,447,663	1,198,071,454
Effect of dilutive potential ordinary shares:
Share options	3,095,847	12,889,509	2,961,838	13,439,080
Warrants	–	–	–	3,811,171
Weighted average number of Ordinary Shares – diluted	1,205,543,510	1,214,763,973	1,205,409,501	1,215,321,705

Basic earnings / (loss) per share (pence)	0.10	(0.20)	0.80	0.71
Diluted earnings / (loss) per share (pence)	0.10	(0.20)	0.79	0.70

As at 30 September 2024, the number of potentially dilutive Share options outstanding was 48,463,468 (Note 16). All outstanding options were net-settled in cash on 31 October 2024 as part of the Gran Tierra acquisition described in note 20.

Gran Tierra UK Limited (formerly i3 Energy plc)	14

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

8	Property, plant, and equipment

	Oil and gas assets £’000	Right of use assets £’000	Other fixed assets £’000	Total £’000
Cost
As at 1 January 2023	297,714	–	184	297,898
Acquisitions	436	–	–	436
Additions	23,155	–	–	23,155
Decommissioning provisions incurred	195	–	–	195
Disposals	(709)	–	–	(709)
Changes to decommissioning estimates	(8,283)	–	–	(8,283)
Exchange movement	(9,341)	–	(5)	(9,346)
As at 31 December 2023	303,167	–	179	303,346
Acquisitions	58	–	–	58
Additions	13,925	265	–	14,190
Decommissioning provisions incurred	87	–	–	87
Disposals	(3,839)	–	(27)	(3,866)
Changes to decommissioning estimates	5,340	–	–	5,340
Exchange movement	(22,362)	(11)	(9)	(22,382)
As at 30 September 2024	296,376	254	143	296,773
Accumulated depreciation
As at 1 January 2023	(61,346)	–	(87)	(61,433)
Charge for the year	(38,206)	–	(26)	(38,232)
Exchange movement	1,984	–	2	1,986
As at 31 December 2023	(97,568)	–	(111)	(97,679)
Charge for the period	(24,645)	(84)	(19)	(24,748)
Disposal	1,110	–	17	1,127
Exchange movement	8,044	2	7	8,053
As at 30 September 2024	(113,059)	(82)	(106)	(113,247)

Carrying amount at 31 December 2023	205,599	–	68	205,667
Carrying amount at 30 September 2024	183,317	172	37	183,526

Gran Tierra UK Limited (formerly i3 Energy plc)	15

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

9	Exploration and evaluation assets (Intangible)

	Nine-months Ended 30 Sept 2024 £’000	Year Ended 31 Dec 2023 £’000
At start of period	63,133	62,060
Additions	385	1,281
Disposals	(1,234)	–
Exchange movement	(471)	(208)
At end of period	61,813	63,133

Included within E&E assets is the Group’s UK P.2358 Licence, which commenced its four-year second term on 30 September 2020 and contains the Serenity discovery and the Liberator West and Minos High prospective areas. In September 2024, the Group was awarded an 18-month extension of the P.2358 licence.

Also included within E&E assets are costs associated with land purchases and preliminary appraisal drilling in the Clearwater play in Canada. During Q2 2024, the Group disposed of certain undeveloped mineral rights in its Northern Clearwater assets for £1.2 million, while retaining all associated Clearwater mineral rights throughout its position.

Management conducted an assessment of indicators of impairment for its E&E assets as at 30 September 2024, concluding that no indicators of impairment were identified. This assessment focused on the 18-month renewal of the P.2358 which was secured in Q3 2024 and extended the expiry of the second license term from 30 September 2024 to 31 March 2026. The only requirement to move into the next licence term is to submit an approved FDP to the NSTA.

10	Trade and other receivables

	30 Sept 2024 £’000	31 Dec 2023 £’000
Trade receivables	9,840	12,839
Joint venture receivables	5,437	4,732
Prepayments & other receivables	3,468	2,963
Total trade and other receivables	18,745	20,534

Trade and other receivables are all due within one year.

Joint venture receivables represent amounts due from operating partners for operating and capital activity in Canada.

The fair value of trade and other receivables is the same as their carrying values as stated above and they do not contain any impaired assets.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above. The Group does not hold any collateral as security.

Gran Tierra UK Limited (formerly i3 Energy plc)	16

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

11	Trade and other payables

	30 Sept 2024 £’000	31 Dec 2023 £’000
Trade creditors	5,317	5,736
Sales tax payable	24	170
Accruals	20,126	20,746
Cash pool LTIP awards – current liability	816	101
Joint venture payables	1,097	887
Total trade and other payables	27,380	27,640

The average credit period taken for trade purchases is 30 days. No interest is charged on the trade payables. The carrying values of trade and other payables are considered to be a reasonable approximation of the fair value and are considered by the Directors as payable within one year.

Joint venture payables represent amounts due to operating partners for operating and capital activity in Canada.

12	Borrowings and leases

Credit Facility

On 22 March 2024 the Group, through its wholly owned subsidiary i3 Energy Canada Ltd., established a CAD 75 million reserve-based lending facility (the “Credit Facility“) with the National Bank of Canada. The Credit Facility comprises of a CAD 55 million revolving facility and a CAD 20 million operating loan facility. The two-year term of the Credit Facility is expected to be extended on an annual basis, subject to lender approval. The interest rate on the outstanding portion of the revolving facility depends on Net Debt to EBITDA ratios of i3 Canada which at inception was Canadian Prime Rate plus 2.00%, with the option to change to Canadian Overnight Repo Rate plus 3.00%. The standby fee for the undrawn portion of the Credit Facility is also dependent on Net Debt to EBITDA ratios of i3 Canada and was initially 0.75%. The Credit Facility is secured against substantially all the assets and shares of i3 Canada. The borrowing base is subject to semi-annual reviews and may also be subject to redetermination upon each review. The Credit Facility does not contain any financial covenants, but i3 Canada is subject to various positive and negative covenants. The Group was in compliance with all covenants as at 30 September 2024. The lender has affirmed that as at 30 September 2024 the credit facility remains at CAD 75 million until the next redetermination period.

The Group initially drew CAD 27 million on the Credit Facility, which was used along with cash on hand to repay the Debt Facility with Trafigura without any prepayment penalty. This balance was repaid in Q2 2024 with the proceeds from fixed asset dispositions in the period.

Debt Facility

On 31 May 2023 i3 Energy Plc established a CAD 100 million debt facility in the form of a Prepayment Agreement (the “Debt Facility”) with Trafigura Canada Ltd., a subsidiary of Trafigura Pte Ltd (collectively, “Trafigura”). Concurrently, i3 Energy Canada Ltd. (“i3 Canada”) entered an associated commercial contract related to i3 Canada’s oil production. The Debt Facility had a three-year term, with interest payable monthly at 9.521% per annum, calculated on the outstanding portion of the loan. The Facility was prepaid without penalty on 22 March 2024 with cash on hand and proceeds from the Credit Facility.

H1-2019 loan note facility

In May 2019, the Group completed a £22 million H1-2019 loan note facility (“H1-2019 LN”). The H1-2019 LNs have a term of 4 years, maturing on 31 May 2023 and bearing interest, payable on a quarterly basis at the Group’s option (i) in cash at a rate of 8% per annum, or (ii) in kind at a rate of 11% per annum by the issuance of additional H1-2019 LNs. The Group elected to pay all interest in kind prior to 2022, and in cash for all quarters since. The H1-2019 LNs matured on 31 May 2023 and were repaid in full using proceeds from the Debt Facility issuance.

Gran Tierra UK Limited (formerly i3 Energy plc)	17

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

12	Borrowings and leases - continued

Leases

Lease liabilities represent the present value of the minimum lease payments for i3 Canada’s office lease which commenced its 2-year term in January 2024 and a vehicle lease which commences its 3-year term in September 2024.

Borrowings reconciliation

	Leases	H1-2019 LN	Debt Facility	Credit Facility	Total
	£’000	£’000	£’000	£’000	£’000
At 31 December 2022	–	27,241	–	–	27,241
Issuance (cash)	–	–	44,481	–	44,481
Increase through interest (non-cash)	–	951	2,258	–	3,209
Accretion expense (non-cash)	–	1,615	–	–	1,615
Lease and interest payments (cash)	–	(951)	(2,258)	–	(3,209)
Principal payments (cash)	–	(28,856)	(8,636)	–	(37,492)
Additions in deferred finance costs (cash)	–	–	(2,039)	–	(2,039)
Amortisation of deferred finance costs (non-cash)	–	–	667	–	667
Exchange movement (non-cash)	–	–	96	–	96
At 31 December 2023	–	–	34,569	–	34,569
Net draw on Credit Facility (cash)	–	–	–	–	–
Lease commencement (non-cash)	266	–	–	–	266
Increase through interest (non-cash)	5	–	796	101	902
Lease and interest payments (cash)	(73)	–	(796)	(101)	(970)
Prepaid lease adjustment (non-cash)	14	–	–	–	14
Principal payments (cash)	–	–	(35,272)	–	(35,272)
Additions in deferred finance costs (cash)	–	–	–	(1,307)	(1,307)
Amortisation of deferred finance costs (non-cash)	–	–	1,350	323	1,673
Reclass of deferred finance costs * (non-cash)	–	–	–	929	929
Exchange movement (non-cash)	(40)	–	(647)	55	(632)
At 30 September 2024	172	–	–	–	172

* The Credit Facility was undrawn as at 30 September 2024 and therefore the unamortised deferred finance costs net of foreign exchange movements has been reclassified to Other non-current assets on the Consolidated Statement of Financial Position.

The classification as at 30 September 2024 is as follows:

	Leases	H1-2019 LN	Debt Facility	Credit Facility	Total
	£’000	£’000	£’000	£’000	£’000
Current	127	–	–	–	127
Non-current	45	–	–	–	45
At 30 September 2024	172	–	–	–	172

Gran Tierra UK Limited (formerly i3 Energy plc)	18

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

12	Borrowings and leases - continued

The classification as at 31 December 2023 is as follows:

	Leases	H1-2019 LN	Debt Facility	Credit Facility	Total
	£’000	£’000	£’000	£’000	£’000
Current	–	–	14,001	–	14,001
Non-current	–	–	20,568	–	20,568
At 31 December 2023	–	–	34,569	–	34,569

13	Decommissioning provision

	Nine-months Ended 30 Sept 2024 £’000	Year Ended 31 Dec 2023 £’000
At start of period	81,353	93,331
Liabilities assumed through acquisitions	–	303
Liabilities incurred	87	195
Liabilities disposed	(545)	(328)
Liabilities settled	(2,209)	(3,722)
Change in estimates	5,340	(8,283)
Unwinding of discount (Note 5)	1,891	2,771
Exchange movement	(5,863)	(2,914)
At end of period	80,054	81,353

	30 Sept 2024 £’000	31 Dec 2023 £’000
Of which:
Current	3,609	3,244
Non-current	76,445	78,109
Total	80,054	81,353

A summary of the key estimates and assumptions are as follows:

	30 Sept 2024	31 Dec 2023
Undiscounted / uninflated expenditure (CAD, thousands)	215,214	200,745
Inflation rate	1.64%	1.62%
Discount rate	3.13%	3.02%
Timing of cash flows	1-50 years	1-50 years

The change in estimate for the period ended 30 September 2024 was primarily driven by changes in market interest rates (which increased 0.02%) and inflation rates (which increased 0.11%) as published by the Bank of Canada. The inflation and discount rates have been pinpointed as a key source of estimation uncertainty, and a sensitivity to +/- 0.50% and +/- 2.00% movements to these inputs have been disclosed in the key sources of estimation uncertainty note in the Group’s statutory financial statements for the year ended 31 December 2023. The Group also increased its underlying cost estimates by approximately to 7% to remain in line with the Alberta Energy Regulator cost estimates which were revised in June 2024.

Gran Tierra UK Limited (formerly i3 Energy plc)	19

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

14	Risk management contracts

The Group enters a variety of risk management contracts to hedge a portion of the Group’s exposure to fluctuations in prevailing commodity prices for oil, gas, and natural gas liquids. The Group’s physical commodity contracts represent physical delivery sales contracts in the ordinary course of business and are therefore not recorded at fair value in the consolidated interim financial statements. The Group’s financial risk management contracts have not been designated as hedging instruments in a hedge relationship under IFRS 9 and are carried at fair value through profit and loss. The financial risk management contracts are classified as Level 2 in the fair value hierarchy as defined by IFRS 13 ‘Fair value measurements’.

The principal terms of the risk management contracts held as at 30 September 2024 are presented in the table below.

Type	Effective date	Termination date	Total Volume	Avg. Price
AECO 5A Financial Swaps	1 Apr 2024	31 Mar 2025	15,000 GJ/Day	CAD 2.5183 / GJ
AECO 5A Financial Swaps	1 Nov 2024	31 Mar 2025	5,000 GJ/Day	CAD 3.2000 / GJ
AECO 5A Physical Swaps	1 Jan 2025	31 Mar 2025	10,000 GJ/Day	CAD 2.9300 / GJ
AECO 5A Physical Swaps	1 Apr 2025	30 Apr 2025	2,500 GJ/Day	CAD 2.7700 / GJ
AECO 5A Physical Swaps	1 Apr 2025	31 Dec 2025	7,500 GJ/Day	CAD 3.1167 / GJ
AECO 5A Physical Swaps	1 May 2025	30 Sept 2025	2,500 GJ/Day	CAD 2.5000 / GJ
AECO 5A Physical Swaps	1 Sept 2025	31 Dec 2025	5,000 GJ/Day	CAD 3.0000 / GJ
AECO 5A Physical Swaps	1 Oct 2025	31 Dec 2025	10,000 GJ/Day	CAD 3.2000 / GJ

WTI Financial Swaps	1 Oct 2024	31 Oct 2024	150 bbl/Day	CAD 97.32 / bbl
WTI Financial Swaps	1 Oct 2024	31 Dec 2024	1,200 bbl/Day	CAD 95.89 / bbl
WTI Financial Swaps	1 Nov 2024	30 Nov 2024	500 bbl/Day	CAD 103.40 / bbl
WTI Financial Swaps	1 Dec 2024	31 Dec 2024	500 bbl/Day	CAD 102.50 / bbl
WTI Financial Swaps	1 Jan 2025	31 Jan 2025	1,050 bbl/Day	CAD 99.03 / bbl
WTI Financial Swaps	1 Jan 2025	31 Mar 2025	200 bbl/Day	CAD 101.20 / bbl
WTI Financial Swaps	1 Feb 2025	28 Feb 2025	900 bbl/Day	CAD 101.12 / bbl
WTI Financial Swaps	1 Mar 2025	31 Mar 2025	900 bbl/Day	CAD 99.82 / bbl
WTI Financial Swaps	1 Apr 2025	30 Apr 2025	1,750 bbl/Day	CAD 102.56 / bbl
WTI Financial Swaps	1 May 2025	31 May 2025	1,750 bbl/Day	CAD 85.22 / bbl
WTI Financial Swaps	1 Jul 2025	31 Jul 2025	1,100 bbl/Day	CAD 99.23 / bbl
WTI Financial Swaps	1 Aug 2025	31 Aug 2025	500 bbl/Day	CAD 94.67 / bbl
WTI Financial Swaps	1 Sept 2025	30 Sept 2025	1,250 bbl/Day	CAD 98.55 / bbl

WTI Financial Swaps	1 Feb 2025	28 Feb 2025	400 bbl/Day	USD 76.55 / bbl
WTI Financial Swaps	1 Mar 2025	31 Mar 2025	400 bbl/Day	USD 75.95 / bbl
WTI Financial Swaps	1 Apr 2025	30 Apr 2025	250 bbl/Day	USD 72.73 / bbl

WTI Financial Call	1 Jan 2025	31 Dec 2025	250 bbl/Day	CAD 95.00 / bbl

WTI Financial Collar	1 Aug 2024	31 Dec 2024	250 bbl/Day	CAD 102.00-114.00 / bbl
WTI Financial Collar	1 Oct 2024	31 Oct 2024	250 bbl/Day	CAD 100.00-111.15 / bbl
WTI Financial Collar	1 Oct 2024	31 Oct 2024	250 bbl/Day	CAD 100.00-113.10 / bbl
WTI Financial Collar	1 Oct 2024	31 Oct 2024	250 bbl/Day	CAD 102.00-111.45 / bbl
WTI Financial Collar	1 Nov 2024	30 Nov 2024	200 bbl/Day	CAD 100.00-110.00 / bbl
WTI Financial Collar	1 Nov 2024	30 Nov 2024	200 bbl/Day	CAD 100.00-112.55 / bbl
WTI Financial Collar	1 Dec 2024	31 Dec 2024	200 bbl/Day	CAD 100.00-110.15 / bbl
WTI Financial Collar	1 Jan 2025	31 Jan 2025	200 bbl/Day	CAD 100.00-110.50 / bbl
WTI Financial Collar	1 Jan 2025	31 Jan 2025	250 bbl/Day	CAD 100.00-110.00 / bbl
WTI Financial Collar	1 Feb 2025	28 Feb 2025	250 bbl/Day	CAD 100.00-112.25 / bbl
WTI Financial Collar	1 Mar 2025	31 Mar 2025	250 bbl/Day	CAD 100.00-110.45 / bbl

Conway Financial Swap	1 Oct 2024	31 Dec 2024	250 bbl/Day	USD 0.8325 / gal
Conway Financial Swap	1 Jan 2025	31 Mar 2025	250 bbl/Day	USD 0.8325 / gal

Gran Tierra UK Limited (formerly i3 Energy plc)	20

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

The Group’s gains and losses on risk management contracts are presented in the following table:

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Unrealised gain / (loss) on risk management contracts	4,479	(6,026)	3,168	(5,698)
Realised (loss) / gain on risk management contracts	2,007	(1,730)	1,859	1,285
Total gain / (loss) on risk management contracts	6,486	(7,756)	5,027	(4,413)

The carrying value of the Group’s risk management contracts are presented in the following table.

	30 Sept 2024 £’000	31 Dec 2023 £’000
Current asset	4,793	1,701
Current liability	(304)	(136)
Net current asset	4,489	1,565

15	Authorised, issued and called-up share capital

		Ordinary shares	Deferred shares	Nominal value per Share	Ordinary shares	Deferred shares	Share premium before share issuance costs	Share issuance costs	Share premium after Share issuance costs
	Issuance date	Shares	Shares	£	£’000	£’000	£’000	£’000	£’000
At 31 December 2022		1,192,731,373	5,000	–	119	50	50,646	(2,000)	48,646
Issued on exercise of 11 pence options	9 Jan 23	116,667	–	0.0001	–	–	12	–	12
Issued on exercise of 0.01 pence warrants	25 Apr 23	9,051,927	–	0.0001	1	–	2,045	–	2,045
Cancellation of shares *	29 May 23	(25,503)	–	0.0001	–	–	–	–	–
Issued on exercise of 5 pence options	12 Oct 23	573,199	–	0.0001	–	–	28	–	28
Capital reduction **	13 Nov 23	–	–	–	–	–	(52,731)	2,000	(50,731)
At 31 December 2023		1,202,447,663	5,000	–	120	50	–	–	–
Bonus issue ***	15 Apr 24	–	1,202,447,663	0.0001	–	120	148,397	–	148,397
Capital reduction ***	11 Jul 24	–	(1,202,447,663)			(120)	(148,397)	–	(148,397)
As at 30 September 2024		1,202,447,663	5,000	–	120	50	–	–	–

Gran Tierra UK Limited (formerly i3 Energy plc)	21

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

15	Authorised, issued and called-up share capital - continued

* The cancellation of shares related to unclaimed shares from the Toscana acquisition which completed in 2020. The time limit to claim the shares had expired and 25,503 ordinary shares reverted to the Company to be held in treasury and were subsequently cancelled.

** On 13 November 2023 the Registrar of Companies registered the cancellation of i3’s share premium account. The £50.7 million balance of the Group’s share premium net of share issuance costs was accordingly transferred to retained earnings. This increased distributable reserves to enable the Company to continue paying dividends.

*** During 2023, the Company elected to transition its standalone financial statements from FRS 101 to UK-adopted international accounting standards. This resulted in a transition reserve of £148,517 thousand in the standalone financial statements but had no impact on the consolidated accounts. This transition reserve was capitalised on 15 April 2024 by way of a bonus issue of newly created capital reduction deferred shares (“Deferred A shares”) with a nominal value of £0.0001 and share premium of £0.1234 for each share, increasing the legal reserves of the parent to be reflected in the consolidated balance sheet. There was no change to the net assets of the group and the bonus issue has been reflected as a reserves transfer from a capital reorganisation reserve. On 11 March 2024 the Group announced a further reduction of capital following this bonus issue, which was completed on 11 July 2024, at which point the Deferred A shares were cancelled. The reduction of share premium reduced the legal capital of the parent in the consolidated balance sheet and was presented as a reserves transfer from share capital to set off the balance in the capital reorganisation reserve. Although neutral in the consolidated balance sheet, the aggregate effect of these capital reorganisation steps in the standalone financial statements is to increase realised profits of the Company by £148,517 thousand.

The Company is authorised to issue an unlimited number of Ordinary Shares and Deferred Shares. The Deferred Shares are not listed on a recognised stock exchange. Holders of Ordinary Shares are entitled to one vote per Ordinary Share held at any meeting of the Shareholders, to participate in dividends declared by the Company, and to receive the remaining property of the Company upon dissolution. The Deferred Shares have full capital distribution (including on wind up) rights and do not confer any voting or dividend rights, or any rights of redemption. On a return of capital (including on wind up), the Deferred A shares confer on their holders the right to receive the nominal amount paid up on such shares and do not confer any voting or dividend rights, or any rights of redemption. The Deferred A shares were cancelled on 11 July 2024.

During the nine-month period ended 30 September 2024 the Company declared dividends as follows:

Declaration date	Ex-Dividend date	Record date	Payment date	Dividend per share	Total Dividend
				(pence)	£’000
9 January 2024	18 January 2024	19 January 2024	9 February 2024	0.2565	3,084
4 April 2024	11 April 2024	12 April 2024	3 May 2024	0.2565	3,084
4 July 2024	11 July 2024	12 July 2024	2 August 2024	0.2565	3,084
Total				0.7695	9,252

During the year ended 31 December 2023 the Company declared dividends as summarised in the following table:

Declaration date	Ex-Dividend date	Record date	Payment date	Dividend per share	Total Dividend
				(pence)	£’000
12 January 2023	19 January 2023	20 January 2023	10 February 2023	0.1710	2,040
8 February 2023	16 February 2023	17 February 2023	10 March 2023	0.1710	2,040
15 March 2023	23 March 2023	24 March 2023	14 April 2023	0.1710	2,040
12 April 2023	20 April 2023	21 April 2023	12 May 2023	0.1710	2,040
17 May 2023	25 May 2023	26 May 2023	16 September 2023	0.1710	2,055
2 October 2023	12 October 2023	13 October 2023	27 October 2023	0.2565	3,083
Total				1.1115	13,298

Gran Tierra UK Limited (formerly i3 Energy plc)	22

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

16	Share-based payments

During the period the Group had share based payment expense for the three and nine months ended 30 September 2024 of £156 thousand and £595 thousand, respectively (three and nine months ended 30 September 2023: £165 and £475 thousand, respectively).

Employee and NED share options

Details on the employee and NED share options outstanding during the period are as follows:

	Number of options	Weighted average exercise price	Weighted average contractual life
		(pence)	(years)
At 31 December 2022	31,404,955	10.72	7.93
5p options exercised during the period	(573,199)	5.00	7.25
11p options exercised during the period	(116,667)	11.00	8.94
Granted during the period	21,509,470	12.55	10.00
Forfeited during the period	(2,757,490)	10,92	7.55
At 31 December 2023	49,467,069	11.57	9.19
Forfeited during the period	(1,003,601)	11.45	9.00
At 30 September 2024	48,463,468	11.58	7.67

7,706,620 outstanding employee share options as at 30 September 2024 were fully vested and exercisable.

17	Related party transactions

Remuneration of Key Management Personnel

Directors of the Group are considered to be Key Management Personnel. The remuneration of the Directors will be set out in the annual report for the year-ending 31 December 2024.

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

Ultimate parent

There is no ultimate controlling party of the Group.

18	Commitments

	1 year	1-2 years	3-4 years	5+ years	Total
	£’000	£’000	£’000	£’000	£’000
Operating	127	52	–	–	179
Transportation	1,231	737	94	1	2,063
Credit Facility Principal	–	–	–	–	–
Total	1,358	789	94	1	2,242

Operating commitments relate to vehicle and office leases in Canada. Transportation commitments relate to take-or-pay pipeline capacity in Alberta. Debt commitments relate to principal repayments on the Credit Facility, which will be deferred if i3 obtains lender approval for the annual extension.

The Group did not have any capital commitments as at 30 September 2024.

Gran Tierra UK Limited (formerly i3 Energy plc)	23

Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Financial Statements

19	Cash flow information

A reconciliation of the changes in non-cash working capital balances for the nine-month period ended 30 September 2024 and their impacts on the various sections of the consolidated statement of cash flow is presented below:

	Trade and other receivables	Inventory	Trade and other payables	Income taxes receivable / (payable)	Other non- current liabilities	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Closing balance	18,745	1,298	(27,380)	853	(680)
Opening balance	20,534	1,847	(27,640)	205	(84)
Increase / (decrease) in cash	1,789	549	(260)	(648)	596	2,026
Generated from / (used in):
Operating activities	3,369	549	(2,772)	(649)	596	1,093
Investing activities	(1,580)	–	2,513	–	–	933
Financial activities	–	–	–	–	–	–
Increase / (decrease) in cash	1,789	549	(259)	(649)	596	2,026

20	Events after the reporting period

On October 31, 2024, the Gran Tierra Energy Inc. (“Gran Tierra”) completed the acquisition of all the issued and outstanding common shares of i3 Energy plc, as previously announced on 19 August 2024. The Acquisition was implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006. The shares of i3 Energy plc were then cancelled for admission to trading on AIM and delisted from the TSX. The consideration per share consisted of 10.43 pence in cash, one new share of Gran Tierra for every 207 i3 Energy plc shares held, and an acquisition divided of 0.2565 pence, which implied a value of 13.92 pence per share based on Gran Tierra’s closing share price at the date of announcement. Gran Tierra is now the ultimate parent of the i3 Energy plc Group.

In connection with i3 Energy acquisition closing on October 31, 2024, Gran Tierra amended and restated the existing revolving credit facility agreement of i3 Energy Canada Ltd. (“i3 Energy Canada”) with National Bank of Canada dated March 22, 2024. As a result of the amendment and restatement, among other things, the borrowing base was revised to CAD 100.0 million with available commitment of a CAD 50.0 million revolving credit facility comprised of CAD 35.0 million syndicated facility and CAD 15.0 million of operating facility. Subject to the next borrowing base redetermination which will occur on or before June 30, 2025, the revolving credit facility is available until October 31, 2025 with a repayment date of October 31, 2026, which may be extended by further periods of up to 364 days, subject to lender approval. The drawn down amounts under the revolving credit facility can either be in Canadian or U.S. dollars and bear interest rates equal to either the Canadian prime rate or U.S. Base Rate plus a margin ranging from 2.00% to 4.00% per annum or for CORRA loans and SOFR loans plus a margin ranging from 3.00% to 5.00% per annum. Undrawn amounts under the revolving credit facility bear standby fee ranging from 0.75% to 1.25% per annum. In each case, the margin or standby fee, as applicable is based on Net Debt to EBITDA ratio of Gran Tierra Canada Ltd. (formerly i3 Energy Canada Ltd.).

In November 2024, a resolution was passed to re-register i3 Energy plc as a private company under the name of i3 Energy Limited, and to rename the Company to Gran Tierra UK Limited.

Following the acquisition, management of Gran Tierra has indicated that it has not budgeted capital expenditure to further appraise and develop the Serenity asset, which may result in an impairment of the associated E&E asset of £56.1 million when assessed at the next financial reporting date.

On 26 November 2024, Grain Tierra Energy Inc. announced that it had (by way of a wholly-owned subisidary) entered into a purchase and sale agreement with Logan Energy Corp. (“Logan”) pursuant to which Logan would acquire 50% and operatorship of a portion of Gran Tierra’s Simonette Montney assets (the “Assets”) for approximately C$52 million in cash, subject to customary adjustments. After the closing of the Transaction, Gran Tierra would retain 50 percent working interest in the Assets.

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Appendix A: Glossary

Appendix A: Glossary

1P	Proved reserves
2P	Proved plus probable reserves
3CA	3 Consultant’s Average, being the average of price forecasts of GLJ Ltd., McDaniel & Associates Consultants Ltd., and Sproule
AER	Alberta Energy Regulator
AIF	Annual Information Form
AIM	The AIM Market of the London Stock Exchange
APM	Alternate Performance Measure
ARO	Asset Retirement Obligation
bbl	Barrel
bbl/d	Barrels per day
BOE	Barrels of Oil Equivalent
boepd, boe/d	Barrels of Oil Equivalent Per Day
CAD	Canadian Dollars
Cenovus, CVE	Cenovus Energy Inc.
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CO2e	Carbon dioxide
the Code	QCA Corporate Governance Code
Company	Gran Tierra UK Limited, formerly i3 Energy plc
CPR	Competent person’s report
Credit Facility	Reserve-based lending facility with National Bank of Canada, dated 22 March 2024
Debt facility	Prepayment Agreement with Trafigura, dated 31 May 2023
E&E	Exploration and evaluation
EPL	Energy Profits Levy
ERP	Emergency Response Plan
Europa	Europa Oil & Gas Limited
FCF	Free cash flow
FIA	Farm-In Agreement
FVTPL	Fair Value through Profit or Loss
FX	Foreign Exchange

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Appendix A: Glossary

Gain	Gain Energy Ltd.
gal	Gallon
GBP	British Pounds Sterling
GCA	Gas Cost Allowance
GJ	Gigajoule
Gran Tierra	Gran Tierra Energy Inc.
Gross wells	Wells participated in by i3
Group, i3	Gran Tierra UK Limited , formerly i3 Energy plc, together with its subsidiaries
i3 Canada	Gran Tierra Canada Ltd., formerly i3 Energy Canada Ltd.
IAS	International Accounting Standard
IFRIC	International Financial Reporting Interpretations Committee
IFRS	International Financial Reporting Standard
IP30	Average daily production of a well over its initial 30-day production period
LTIP	Long term incentive plan
mcf	Thousand cubic feet
mcf/d	Thousand cubic feet per day
MD&A	Management’s discussion and analysis
Mmcf	Million cubic feet
MMboe	Million Barrels of Oil Equivalent
MMBtu	Metric Million British Thermal Unit
MD&A	Management Discussion and Analysis
NGL	Natural gas liquids
NED	Non-Executive Director
Net wells	Gross wells multiplied by i3’s working interest
NOI	Net Operating Income
NPV 10	Net Present Value, discounted at 10%
NSTA	UK North Sea Transition Authority
NTM	Next Twelve Months
OPEC	Organisation of the Petroleum Exporting Countries
p.a.	per annum
PDP	Proved, developed, producing reserves
PIK	Payment in kind

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Appendix A: Glossary

PP&E	Property, plant and equipment
QCA	Quoted Companies Alliance
RFCT	Ring Fence Corporation Tax
SCT	Supplementary Charge
SRP	Alberta’s Site Rehabilitation Program
Toscana	Toscana Energy Income Corporation
Trafigura	Trafigura Pte Ltd. and its subsidiary Trafigura Canada Ltd.
TSX	Toronto Stock Exchange
UKCS	UK Continental Shelf
USD (US$)	United States Dollar
WI	Working Interest

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Appendix B: Alternate performance measures

Appendix B: Alternate performance measures

The Group uses Alternate Performance Measures (“APMs”), commonly referred to as non-IFRS measures, when assessing and discussing the Group’s financial performance and financial position. APMs are not defined under IFRS and are not considered to be a substitute for or superior to IFRS measures. Other companies may not calculate similarly defined or described measures, and therefore their comparability may be limited. The Group continually monitors the selection and definitions of its APMs, which may change in future reporting periods.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before depreciation and depletion, financial costs, and tax. Adjusted EBITDA is defined as EBITDA before gain on bargain purchase and asset dispositions and transaction costs. Management believes that EBITDA provides useful information into the operating performance of the Group, is commonly used within the oil and gas sector, and assists our management and investors by increasing comparability from period to period. Adjusted EBITDA removes the gain or loss on bargain purchase and asset dispositions and the related acquisition costs which management does not consider to be representative of the underlying operations of the Group.

A reconciliation of profit as reported under IFRS to EBITDA and Adjusted EBITDA is provided below.

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Profit / (loss) for the period	1,209	(2,480)	9,578	8,464
Depreciation and depletion	8,088	9,496	24,748	28,906
Finance costs	885	2,792	3,999	7,474
Tax	1,206	323	8,242	3,848
EBITDA	11,388	10,131	46,567	48,692
Loss / (gain) on asset dispositions	3	–	(15,776)	–
Transaction costs	1,276	–	1,276	–
Adjusted EBITDA	12,667	10,131	32,067	48,692

Net operating income

Net operating income is defined as gross profit before depreciation and depletion, gains or losses on risk management contracts, and other operating income, which equals revenue from the sale of oil and gas and processing income, less production costs. Management believes that net operating income is a useful supplementary measure as it provides investors with information on operating margins before non-cash depreciation and depletion charges and gains or losses on risk management contracts. These metrics are also presented on a per BOE basis.

A reconciliation of gross profit as reported under IFRS to net operating income is provided below.

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Gross profit	7,389	3,264	16,087	26,249
Depreciation and depletion	8,088	9,496	24,748	28,906
(Gain) / loss on risk management contracts	(6,486)	7,756	(5,027)	4,413
Other operating income	18	–	(1,797)	(107)
Net operating income	9,009	20,516	34,011	59,461
Total Sales Production (BOE)	1,621,684	1,946,352	5,050,916	5,681,949
Net operating income per BOE (£/BOE)	5.56	10.54	6.73	10.46

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Appendix B: Alternate performance measures

Acquisitions & Capex

Acquisitions & Capex is defined as cash expenditures on acquisitions, PP&E, and E&E. Management believes that Acquisition & Capex is a useful supplementary measure as it provides investors with information on cash capital investment during the period.

A reconciliation of the various line items per the statement of cash flow to Acquisitions & Capex is provided below.

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Acquisitions	58	–	58	13
Expenditures on property, plant & equipment	9,940	1,269	13,925	16,494
Expenditures on exploration and evaluation assets	24	19	385	1,219
Acquisitions & Capex	10,022	1,288	14,368	17,726

Free cash flow (FCF)

FCF is defined as cash from operating activities plus proceeds on disposal of PP&E and E&E, less cash capital expenditures on PP&E and E&E. Management believes that FCF provides useful information to management and investors about the Group’s ability to pay dividends. This definition was expanded in Q2 2024 to include proceeds on disposal of PP&E and E&E as the Group completed material dispositions in the period.

A reconciliation of cash from / (used in) operating activities to FCF is provided below.

	Three-months Ended		Nine-months Ended
	30 Sept 2024 £’000	30 Sept 2023 £’000	30 Sept 2024 £’000	30 Sept 2023 £’000
Net cash from operating activities	4,293	8,666	23,862	32,960
Disposal of property, plant & equipment	13	263	17,969	263
Disposal of E&E assets	–	–	1,234	–
Expenditures on property, plant & equipment	(9,940)	(1,269)	(13,925)	(16,494)
Expenditures on exploration and evaluation assets	(24)	(19)	(385)	(1,219)
FCF	(5,658)	7,641	28,755	15,510

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Gran Tierra UK Limited (formerly i3 Energy plc) 30 September 2024 Appendix B: Alternate performance measures

Net cash surplus or debt

Net cash surplus or net debt is defined as borrowings and leases and trade and other payables, less cash and cash equivalents, trade and other receivables, and income taxes receivable. This definition was expanded in 2023 and 2024 to include other non-current liabilities and other non-current assets which are new account balances that arose during the respective years. When net debt is negative it is referred to as a net cash surplus. Management believes that net cash surplus or net debt is a meaningful measure to monitor the liquidity position of the Group.

A reconciliation of the various line items per the statement of financial position to net cash surplus or net debt is provided below.

	30 Sept 2024 £’000	31 Dec 2023 £’000
Borrowings and leases	172	34,569
Trade and other payables	27,380	27,640
Other non-current liabilities	680	84
Income taxes (receivable) / payable	(853)	(205)
Cash and cash equivalents	(6,068)	(23,507)
Trade and other receivables	(18,745)	(20,534)
Other non-current assets	(929)	–
Net debt	1,637	18,047

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